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                                                                       EXHIBIT 5

                                              August 26, 2002

Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, MA  01801

     RE:  Registration Statement on Form S-3
          Relating to 1,017,900 shares of Common Stock
          --------------------------------------------

Dear Sir or Madam:

     We are counsel to Skyworks Solutions, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), on or about the date hereof, covering the resale to the public of up to 1,017,900 shares of the Company's common stock, $0.25 par value per share (the "Shares"), which may be issued upon the exercise of an outstanding warrant issued to Jazz Semiconductor, Inc. on June 25, 2002 (the "Warrant").

     We have reviewed the corporate proceedings taken and proposed to be taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Shares when issued and paid for in accordance with the terms of the Warrant will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."


                                             Very truly yours,


                                             /s/ TESTA, HURWITZ & THIBEAULT, LLP